Anchor National Life
Insurance Company
1 SunAmerica Center
Los Angeles, CA  90067-6022
310.772.6000

Mailing Address                    ANCHOR NATIONAL LOGO
P.O. Box 54197                     A SunAmerica Company
Los Angeles, CA  90054-0197



VIA EDGAR
---------


February 27, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

RE:  Variable Annuity Account One
     Anchor National Life Insurance Company
     File Nos. 33-32569 and 811-4296

Ladies and Gentlemen:

        Based on a review of the relevant documents and materials and on the basis of available information, the undersigned is of the opinion that the securities issued during the fiscal year ended December 31, 1996 by Variable Annuity Account One were legally issued, fully paid and non-assessable.

        I am a member of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America.





Very truly yours,

/s/ SUSAN L. HARRIS

Susan L. Harris
Senior Vice President and Secretary